UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2012 (July 9, 2012)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The website of the U.S. Food and Drug Administration (“FDA”) indicated as of July 9, 2012 that an Abbreviated New Drug Application for a generic version of Intermezzo® (zolpidem tartrate) sublingual tablet C-IV was submitted on April 10, 2012. Transcept Pharmaceuticals, Inc. (“Transcept”) has not received a Paragraph IV certification with respect to this filing.

Transcept intends to work with its U.S. commercialization partner, Purdue Pharmaceutical Products L.P. (“Purdue Pharma”), to enforce its intellectual property rights. Under the Collaboration Agreement between Transcept and Purdue Pharma, Purdue Pharma has the right, but not the obligation, to bring action against a party engaged in infringement of Transcept patents covering Intermezzo, and Transcept is required to share 40% of the costs related to any such action up to an aggregate cap of $1.0 million per calendar year and $4.0 million over the term of the agreement.

The use of Intermezzo is currently covered by U.S. Patent No. 7,658,945, titled “Compositions for Delivering Hypnotic Agents Across the Oral Mucosa and Methods of Use Thereof,” and U.S. Patent No. 7,682,628, titled “Compositions for Delivering Hypnotic Agents Across the Oral Mucosa and Methods of Use Thereof,” each of which is scheduled to expire no earlier than February 2025 and is listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, or Orange Book. In addition, on July 5, 2012, the United States Patent and Trademark Office issued a Notice of Allowance for U.S. Patent Application Serial No. 11/439,874 filed by Transcept. For more information on the risks associated with the Company’s efforts to secure and maintain intellectual property protection for Intermezzo, please see the Risk Factors section of the Company’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2012.

The information contained herein is intended to be considered in the context of more complete information included in the Company’s filings with the SEC and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: July 11, 2012

	By:	/s/ Thomas P. Soloway
Name: Thomas P. Soloway
Title: Executive Vice President, Chief Operating Officer